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                                                                   EXHIBIT 21.1

                   SUBSIDIARIES OF VENCOR HEALTHCARE, INC.*

Vencor Operating, Inc.
Vencor Hospitals West, LLC
New Vencor Hospitals East, LLC
Vencor Nursing Centers West, LLC
Vencor Nursing Centers East, LLC
Vencor Holdings, LLC
Vencor Nevada, LLC
Vencor Investment Company, Inc.
Cornerstone Insurance Company
Ventech Systems, Inc.
Vencor Insurance Holdings, Inc.
Vencor Hospitals Limited Partnership
Vencor Nursing Centers Limited Partnership
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* This is a list of the Subsidiaries of Vencor Healthcare, Inc. as of the date of the filing of the Registration Statement on Form 10.